Exhibit 23.1

Vellmer & Chang
Chartered Accountants *
________________________________________________________________________________________________

505 - 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-687-3778
E-mail: info@vellmerchang.com
* denotes a firm of incorporated professionals

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Alliance Corporate Group, Inc.
11960 Hammersmith Way, Unit 155
Richmond, BC
V7A 5C9

We hereby consent to the incorporation by reference in this Form SB-2 of The Alliance Corporate Group, Inc. of our Independent Registered Public Accounting Firm's Report dated April 12, 2006, with respect to the consolidated financial statements of The Alliance Corporate Group, Inc. as of March 31, 2006. Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

Vancouver, BC                                                                                      VELLMER & CHANG
May 1, 2006                                                                                         Chartered Accountants